UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024

HELIUS MEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-38445	36-4787690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

642 Newtown Yardley Road, Suite 100 Newtown, PA		18940
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 944-6100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	HSDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2024, the Board of Directors (the “Board”) of Helius Medical Technologies, Inc. (the “Company”) adopted a First Amendment (the “Amendment”) to the Helius Medical Technologies, Inc. 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”). On June 27, 2024, at the Annual Meeting (as defined below), the stockholders of the Company approved the Amendment.

Pursuant to the terms and conditions of the Amendment, the 2022 Equity Incentive Plan was amended to:

●	increase the aggregate number of shares of Common Stock that may be issued under the 2022 Equity Incentive Plan to 2,089,000 new shares;

●	automatically increase on January 1st of each year for a period of five years commencing on January 1, 2025 and ending on (and including) January 1, 2029, the aggregate number of shares of Common Stock that may be issued pursuant to Awards (as defined in the 2022 Equity Incentive Plan) by an amount equal to 5% of the Fully Diluted Shares (as defined in the 2022 Equity Incentive Plan) as of the last day of the preceding calendar year, provided, however that the Board may act prior to the effective date of any such annual increase to provide that the increase for such year will be a lesser number of shares of Common Stock; and

●	increase the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options (as defined in the 2022 Equity Incentive Plan) to 5,000,000 shares.

A copy of the Amendment to the 2022 Equity Incentive Plan is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of the Company held on June 27, 2024, the Company’s stockholders: (i) elected six directors, each to serve for a one-year term until the 2025 annual meeting of stockholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal; (ii) ratified the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024; (iii) approved (on an advisory basis) the compensation of the Company’s named executive officers; (iv) approved the Amendment; and (v) approved authorization of one or more adjournments to the annual meeting to solicit additional proxies in the event there were insufficient votes to approve Proposal 4 described above.

Proposal 1: Election of six directors named in the accompanying proxy statement, each to serve for a one-year term until the 2025 annual meeting of stockholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Blane Walter	766,603	150,427	499,444
Dane C. Andreeff	764,840	152,190	499,444
Edward M. Straw	755,301	161,729	499,444
Jeffrey S. Mathiesen	766,914	150,116	499,444
Paul Buckman	775,413	141,617	499,444
Sherrie Perkins	753,763	163,267	499,444

Proposal 2: Ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024:

Votes For	Votes Against	Abstain
1,224,527	76,161	115,786

Proposal 3: Approval (on an advisory basis) of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstain	Broker Non-Votes
683,463	225,888	7,679	499,444

Proposal 4: Approval of the Amendment:

Votes For	Votes Against	Abstain	Broker Non-Votes
711,048	196,831	9,151	499,444

Proposal 5: Approval to authorize one or more adjournments of the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 4 described above:

Votes For	Votes Against	Abstain
1,170,410	142,664	103,400

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to the Helius Medical Technologies, Inc. 2022 Equity Incentive Plan, effective as of June 27, 2024.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Dated: June 28, 2024	By:	/s/ Jeffrey S. Mathiesen
Jeffrey S. Mathiesen
Chief Financial Officer, Treasurer and Secretary

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